                                                                EXHIBIT 24.1

                       ASSISTANT SECRETARY'S CERTIFICATE

        I, Michael J. Mayell, the duly elected Assistant Secretary, do hereby certify as follows:

        RESOLVED FURTHER, that the directors and officers of the Company be and each of them hereby is authorized to execute a Power of Attorney appointing Joseph A. Reeves, Jr. and Michael J. Mayell, and each of them severally, his true and lawful attorney-in-fact with power to act in his capacity as an officer and director of the Company, to execute the Registration Statement (including any amendment and post-effective amendments thereto), and all instruments necessary or advisable to enable the Company to comply with the Securities Act and other federal and state securities laws, in connection with the offering and sale of the Common Stock covered by the Registration Statement and to file any such documents or instruments with the Commission.



                                        /s/ MICHAEL J. MAYELL
                                            -----------------------------
                                            Michael J. Mayell
                                            Assistant Secretary